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                                                                     EXHIBIT 5.2


                            BEVERLY ENTERPRISES INC.
                                1000 Beverly Way
                           Fort Smith, Arkansas 72919



                                  June 20, 2001







Beverly Enterprises, Inc.
1000 Beverly Way
Fort Smith, Arkansas 72919

          Re: Registration Statement for $200,000,000 Aggregate Principal Amount of Senior Notes and Related Guarantees

Ladies and Gentlemen:

          In connection with the registration of $200,000,000 aggregate principal amount of its 9 5/8% Senior Notes due 2009 (the "Exchange Notes") by Beverly Enterprises, Inc., a Delaware corporation (the "Company"), and the related guarantees of the Exchange Notes pursuant to the Indenture (as defined below) (the "Guarantees") by the guarantors listed on Schedule 1 attached hereto (the "Guarantors"), under the Securities Act of 1933, as amended, on Form S-4 to be filed with the Securities and Exchange Commission on June 20, 2001 (the "Registration Statement"), you have requested my opinion with respect to the matters set forth below.

          The Exchange Notes and the Guarantees will be issued pursuant to an indenture dated as of April 25, 2001 (the "Indenture"), among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The Exchange Notes will be issued in exchange for the Company's outstanding 9 5/8% Senior Notes due 2009 (the "Private Notes") on the terms set forth in the prospectus contained in the Registration Statement and the Transmittal Letter filed as an exhibit thereto (the "Exchange Offer").

          In my capacity as Executive Vice President - Law and Government Relations and Secretary of the Company, I am familiar with the proceedings taken by the Company and the Guarantors in connection with the authorization of the Exchange Notes and the Guarantees, respectively. In addition, I, or lawyers in the Company's legal department working under my supervision, have made such legal and factual examinations and inquiries, including an




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examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion.

          In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as copies.

          Various issues concerning the Exchange Notes and the enforceability of the Guarantees as set forth in the Indenture are addressed in the opinion of Latham & Watkins of even date herewith, which has separately been provided to you, and I express no opinion with respect to those matters.

          Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof, each Guarantor has the power to execute the Indenture, and the Indenture has been duly authorized, executed, authenticated and delivered by each respective Guarantor.

          I have not been requested to express and, with your knowledge and consent, do not render any opinion with respect to the applicability to the obligations of the Guarantors under the Indenture (including the Guarantees set forth therein) of Section 548 of the Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor & Creditor
Law) relating to fraudulent transfers and obligations.

                  [Remainder of Page Intentionally Left Blank]

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I consent to your filing this opinion as an exhibit to the Registration
Statement and to the reference to my name contained under the heading "Legal Matters."



                                 Very truly yours,

                                 /s/ Douglas J. Babb

                                 Douglas J. Babb
                                 Executive Vice President -
                                 Law and Government Relations
                                 and Secretary




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                                   SCHEDULE 1

                                   GUARANTORS

AEGIS Therapies, Inc. (f/k/a Beverly Rehabilitation, Inc.)
AGI-Camelot, Inc.
Arborland Management Company, Inc.
Associated Physical Therapy Practitioners, Inc.
Beverly Assisted Living, Inc.
Beverly - Bella Vista Holding, Inc.
Beverly - Branson Holdings, Inc.
Beverly - Indianapolis, LLC
Beverly - Missouri Valley Holding, Inc.
Beverly - Plant City Holdings, Inc.
Beverly - Rapid City Holding, Inc.
Beverly - Tamarack Holdings, Inc.
Beverly - Tampa Holdings, Inc.
Beverly Clinical, Inc.
Beverly Enterprises International Limited
Beverly Enterprises - Alabama, Inc.
Beverly Enterprises - Arizona, Inc.
Beverly Enterprises - Arkansas, Inc.
Beverly Enterprises - California, Inc.
Beverly Enterprises - Colorado, Inc.
Beverly Enterprises - Connecticut, Inc.
Beverly Enterprises - Delaware, Inc.
Beverly Enterprises - Distribution Services, Inc.
Beverly Enterprises - District of Columbia, Inc.
Beverly Enterprises - Florida, Inc.
Beverly Enterprises - Garden Terrace, Inc.
Beverly Enterprises - Georgia, Inc.
Beverly Enterprises - Hawaii, Inc.
Beverly Enterprises - Idaho, Inc.
Beverly Enterprises - Illinois, Inc.
Beverly Enterprises - Indiana, Inc.
Beverly Enterprises - Iowa, Inc.
Beverly Enterprises - Kansas, Inc.




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Beverly Enterprises - Kentucky, Inc.
Beverly Enterprises - Louisiana, Inc.
Beverly Enterprises - Maine, Inc.
Beverly Enterprises - Maryland, Inc.
Beverly Enterprises - Massachusetts, Inc.
Beverly Enterprises - Michigan, Inc.
Beverly Enterprises - Minnesota, Inc.
Beverly Enterprises - Mississippi, Inc.
Beverly Enterprises - Missouri, Inc.
Beverly Enterprises - Montana, Inc.
Beverly Enterprises - Nebraska, Inc.
Beverly Enterprises - Nevada, Inc.
Beverly Enterprises - New Hampshire, Inc.
Beverly Enterprises - New Jersey, Inc.
Beverly Enterprises - New Mexico, Inc.
Beverly Enterprises - North Carolina, Inc.
Beverly Enterprises - North Dakota, Inc.
Beverly Enterprises - Ohio, Inc.
Beverly Enterprises - Oklahoma, Inc.
Beverly Enterprises - Oregon, Inc.
Beverly Enterprises - Pennsylvania, Inc.
Beverly Enterprises - Rhode Island, Inc.
Beverly Enterprises - South Carolina, Inc.
Beverly Enterprises - Tennessee, Inc.
Beverly Enterprises - Texas, Inc.
Beverly Enterprises - Utah, Inc.
Beverly Enterprises - Vermont, Inc.
Beverly Enterprises - Virginia, Inc.
Beverly Enterprises - Washington, Inc.
Beverly Enterprises - West Virginia, Inc.
Beverly Enterprises - Wisconsin, Inc.
Beverly Enterprises - Wyoming, Inc.
Beverly Health and Rehabilitation Services, Inc.
Beverly Healthcare, LLC
Beverly Healthcare Acquisition, Inc.
Beverly Healthcare - California, Inc.
Beverly Holdings I, Inc.
Beverly Indemnity, Ltd.
Beverly Manor Inc. of Hawaii





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Beverly Real Estate Holdings, Inc.
Beverly Savana Cay Manor, Inc.
Carrollton Physical Therapy Clinic, Inc.
Commercial Management, Inc.
Community Care, Inc.
Compassion and Personal Care Services, Inc.
Eastern Home Health Supply & Equipment Co., Inc.
Greenville Rehabilitation Services, Inc.
Hallmark Convalescent Homes, Inc.
HomeCare Preferred Choice, Inc.
Home Health and Rehabilitation Services, Inc.
Hospice of Eastern Carolina, Inc.
Hospice Preferred Choice, Inc.
HTHC Holdings, Inc.
Las Colinas Physical Therapy Center, Inc.
Liberty Nursing Homes, Incorporated
MATRIX Occupational Health, Inc.
MATRIX Rehabilitation, Inc.
MATRIX Rehabilitation - Delaware, Inc.
MATRIX Rehabilitation - Georgia, Inc.
MATRIX Rehabilitation - Maryland, Inc.
MATRIX Rehabilitation - Ohio, Inc.
MATRIX Rehabilitation - South Carolina, Inc.
MATRIX Rehabilitation - Texas, Inc.
MATRIX Rehabilitation - Washington, Inc.
Medical Arts Health Facility of Lawrenceville, Inc.
Moderncare of Lumberton, Inc.
Nebraska City S-C-H, Inc.
Network for Physical Therapy, Inc.
North Dallas Physical Therapy Associates, Inc.
Nursing Home Operators, Inc.
Petersen Health Care, Inc.
PT NET, Inc.
PT Net (Colorado), Inc.
Rehabilitation Associates of Lafayette, Inc.
South Alabama Nursing Home, Inc.
South Dakota - Beverly Enterprises, Inc.
Spectra Healthcare Alliance, Inc.
Tar Heel Infusion Company, Inc.






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The Parks Physical Therapy and Work Hardening Center, Inc.
Theraphysics Corp.
Theraphysics of New York IPA, Inc.
Theraphysics Partners of Colorado, Inc.
Theraphysics Partners of Louisiana
Theraphysics Partners of Texas, Inc.
Theraphysics Partners of Western Pennsylvania, Inc.
TMD Disposition Company
Vantage Healthcare Corporation